UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2011

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation or organization)

1-8641 (Commission File Number)

82-0109423 (IRS Employer Identification No.)

505 Front Ave., P.O. Box “I” Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Coeur d’Alene Mines Corporation (the “Company”) has been notified that Rye Patch Gold Corp. has challenged the Company’s ownership of a substantial portion of its unpatented claims at its Rochester property located in northern Nevada. On December 5, 2011, Coeur filed a legal complaint in Pershing County, Nevada asserting that its unpatented claims are valid and that it has a valid possessory interest in such claims. The complaint requests damages and an injunction preventing Rye Patch Gold from interfering with its claims.

The Company continues to review this matter and intends to vigorously defend its rights. The Company cannot predict the outcome of this matter, including legal outcomes and the likelihood of diminishment of its Rochester property package. However, the Company preliminarily estimates that the disputed claims may involve up to 20 percent of the Rochester property’s mineral reserves and a substantial amount of the property’s mineralized material.

At this time, operating activities at Rochester continue. Through the first nine months of 2011, Rochester produced approximately 1.0 million ounces of silver and 4,283 ounces of gold.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on December 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: December 5, 2011	By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit	Description of Exhibit
Number

99.1	Press release issued by the Company on December 5, 2011.

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